AMERICAN CENTURY MUTUAL FUNDS, INC.

ARTICLES SUPPLEMENTARY

AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation (“Articles of Incorporation”), the Corporation has caused all outstanding shares of stock of Vista Fund to be redeemed, and the Board of Directors has reclassified all of the authorized shares of stock of Vista Fund into authorized but unissued shares of Heritage Fund (the “Reclassification”).

THIRD: Immediately prior to the Reclassification the Corporation had the authority to issue Eleven Billion One Hundred Million (11,100,000,000) shares of capital stock. Following the Reclassification, the Corporation has the authority to issue Eleven Billion One Hundred Million (11,100,000,000) shares of capital stock.

FOURTH: The par value of shares of the Corporation's capital stock before the Reclassification was, and after the Reclassification is, One Cent ($0.01) per share.

FIFTH: Immediately prior to the Reclassification, the aggregate par value of all shares of stock that the Corporation was authorized to issue was One Hundred Eleven Million Dollars ($111,000,000). After giving effect to the Reclassification, the aggregate par value of all shares of stock that the Corporation is authorized to issue is One Hundred Eleven Million Dollars ($111,000,000).

SIXTH: Immediately prior to the Reclassification, the number of shares allocated among the duly established classes of shares (each hereinafter referred to as a “Class”) of the fifteen (15) series of stock and aggregate par value of each Class was as follows:

Series Name	Class Name	No. of Shares	Aggregate Par Value

Growth Fund	Investor	800,000,000	$8,000,000
	Institutional	345,000,000	3,450,000
	A	310,000,000	3,100,000
	C	20,000,000	200,000
	R	30,000,000	300,000
	R6	50,000,000	500,000

Select Fund	Investor	300,000,000	3,000,000
	Institutional	40,000,000	400,000
	A	75,000,000	750,000
	C	25,000,000	250,000
	R	50,000,000	500,000
	R6	50,000,000	500,000

Series Name	Class Name	No. of Shares	Aggregate Par Value

Ultra Fund	Investor	3,500,000,000	35,000,000
	Institutional	200,000,000	2,000,000
	A	100,000,000	1,000,000
	C	50,000,000	500,000
	R	50,000,000	500,000
	R6	50,000,000	500,000

Vista Fund	Investor	750,000,000	7,500,000
	Institutional	80,000,000	800,000
	A	310,000,000	3,100,000
	C	50,000,000	500,000
	R	10,000,000	100,000

Heritage Fund	Investor	400,000,000	4,000,000
	Institutional	40,000,000	400,000
	A	200,000,000	2,000,000
	B	35,000,000	350,000
	C	35,000,000	350,000
	R	30,000,000	300,000
	R6	50,000,000	500,000

All Cap Growth Fund	Investor	200,000,000	2,000,000
	Institutional	25,000,000	250,000
	A	25,000,000	250,000
	C	25,000,000	250,000
	R	25,000,000	250,000

Balanced Fund	Investor	250,000,000	2,500,000
	Institutional	15,000,000	150,000

New Opportunities Fund	Investor	200,000,000	2,000,000
	Institutional	25,000,000	250,000
	A	25,000,000	250,000
	C	25,000,000	250,000
	R	25,000,000	250,000

Capital Value Fund	Investor	200,000,000	2,000,000
	Institutional	15,000,000	150,000
	A	50,000,000	500,000

Veedot Fund	Investor	200,000,000	2,000,000
	Institutional	100,000,000	1,000,000

Series Name	Class Name	No. of Shares	Aggregate Par Value

Small Cap Growth Fund	Investor	165,000,000	1,650,000
	Institutional	150,000,000	1,500,000
	A	110,000,000	1,100,000
	B	20,000,000	200,000
	C	20,000,000	200,000
	R	20,000,000	200,000
	R6	50,000,000	500,000

Fundamental Equity Fund	Investor	200,000,000	2,000,000
	Institutional	25,000,000	250,000
	A	150,000,000	1,500,000
	B	25,000,000	250,000
	C	50,000,000	500,000
	R	10,000,000	100,000

NT Growth Fund	Institutional	300,000,000	3,000,000
	R6	50,000,000	500,000

NT Heritage Fund	Institutional	150,000,000	1,500,000
	R6	50,000,000	500,000

Focused Growth Fund	Investor	50,000,000	500,000
	Institutional	10,000,000	100,000
	A	10,000,000	100,000
	C	10,000,000	100,000
	R	10,000,000	100,000

SEVENTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation has (a) approved the actions stated in Article SECOND above and (b) has allocated Eleven Billion One Hundred Million (11,100,000,000) shares of the Eleven Billion One Hundred Million (11,100,000,000) shares of authorized capital stock of the Corporation among the fourteen (14) series of stock of the Corporation and the various Classes as follows:

Series Name	Class Name	No. of Shares	Aggregate Par Value

Growth Fund	Investor	800,000,000	$8,000,000
	Institutional	345,000,000	3,450,000
	A	310,000,000	3,100,000
	C	20,000,000	200,000
	R	30,000,000	300,000
	R6	50,000,000	500,000

Series Name	Class Name	No. of Shares	Aggregate Par Value

Select Fund	Investor	300,000,000	3,000,000
	Institutional	40,000,000	400,000
	A	75,000,000	750,000
	C	25,000,000	250,000
	R	50,000,000	500,000
	R6	50,000,000	500,000

Ultra Fund	Investor	3,500,000,000	35,000,000
	Institutional	200,000,000	2,000,000
	A	100,000,000	1,000,000
	C	50,000,000	500,000
	R	50,000,000	500,000
	R6	50,000,000	500,000

Heritage Fund	Investor	1,150,000,000	11,500,000
	Institutional	120,000,000	1,200,000
	A	510,000,000	5,100,000
	B	35,000,000	350,000
	C	85,000,000	850,000
	R	40,000,000	400,000
	R6	50,000,000	500,000

All Cap Growth Fund	Investor	200,000,000	2,000,000
	Institutional	25,000,000	250,000
	A	25,000,000	250,000
	C	25,000,000	250,000
	R	25,000,000	250,000

Balanced Fund	Investor	250,000,000	2,500,000
	Institutional	15,000,000	150,000

New Opportunities Fund	Investor	200,000,000	2,000,000
	Institutional	25,000,000	250,000
	A	25,000,000	250,000
	C	25,000,000	250,000
	R	25,000,000	250,000

Capital Value Fund	Investor	200,000,000	2,000,000
	Institutional	15,000,000	150,000
	A	50,000,000	500,000

Veedot Fund	Investor	200,000,000	2,000,000
	Institutional	100,000,000	1,000,000

Series Name	Class Name	No. of Shares	Aggregate Par Value

Small Cap Growth Fund	Investor	165,000,000	1,650,000
	Institutional	150,000,000	1,500,000
	A	110,000,000	1,100,000
	B	20,000,000	200,000
	C	20,000,000	200,000
	R	20,000,000	200,000
	R6	50,000,000	500,000

Fundamental Equity Fund	Investor	200,000,000	2,000,000
	Institutional	25,000,000	250,000
	A	150,000,000	1,500,000
	B	25,000,000	250,000
	C	50,000,000	500,000
	R	10,000,000	100,000

NT Growth Fund	Institutional	300,000,000	3,000,000
	R6	50,000,000	500,000

NT Heritage Fund	Institutional	150,000,000	1,500,000
	R6	50,000,000	500,000

Focused Growth Fund	Investor	50,000,000	500,000
	Institutional	10,000,000	100,000
	A	10,000,000	100,000
	C	10,000,000	100,000
	R	10,000,000	100,000

EIGHTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any series or class or any unissued shares that have not been allocated to a series or class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation.

NINTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation and is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various series.

TENTH: The Board of Directors of the Corporation duly adopted resolutions dividing into series and classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

IN WITNESS WHEREOF, AMERICAN CENTURY MUTUAL FUNDS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 6th day of January, 2014.

ATTEST:		AMERICAN CENTURY MUTUAL FUNDS, INC.

/s/ Otis H. Cowan		/s/ Charles A. Etherington
Name:	Otis H. Cowan	Name:	Charles A. Etherington
Title	Assistant Secretary	Title:	Senior Vice President

THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY MUTUAL FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, as to all matters or facts required to be verified under oath, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.

Dated: January 6, 2014	/s/ Charles A. Etherington
Charles A. Etherington, Senior Vice President